Exhibit 10.1

***Text Omitted and Filed Separately with the Securities and Exchange Commission

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

FABRICATION AND SERVICES AGREEMENT

This Fabrication and Services Agreement (the “Agreement”) is made effective as of this 1st day of June 2018 (the “Effective Date”) by and between Myomo, Inc. a Delaware corporation, whose principal executive offices are located at One Broadway, 14th Floor, Cambridge, MA 02142 (“Company”) and Geauga Rehabilitation Engineering, Inc. (“GRE”) an Ohio corporation, with a business address of 13376 Ravenna Road, Chardon OH 44024.  Hereinafter, referred to as the “Parties”.

Company and GRE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, agree as follows:

1)	SCOPE of WORK:

GRE shall provide non-exclusive fabrication and services (the “Work”) for Company, including, but not limited to:

•	MyoPro® orthosis fabrication of each customer order from a certified Myomo customer;
•	Orders from Company for Demonstration (“Demo”) Units;
•	Trial and Evaluation Kits (“T&E Kits”);
•	MARK fabrication
•	Product Development services; and
•	Engineering services.

Company will ship its MyoPro Kits (“Kits”) to GRE on a consignment basis.  Company will ship kits based on customer orders or minimum stock quantities subject to adjustment by the Parties on a periodic basis.  Kit components may be shipped in packaging with single quantities of each item such as the motor unit, sensor assembly, battery and charger, while other items may be shipped in bulk, such as documentation, so they can be drawn from to fulfill each order.  Accessories such as tablets and other mobile devices, carrying bags and merchandising materials may also be included in orders based upon Company’s sales campaigns and customer orders.

Custom MyoPro orthosis fabrication shall include all rigid frames, wrist units, thermo-formed plastic, soft goods and fasteners and assembly.

Kits shall include MyoPro motor units, sensor assembly, battery and case, charger and product documentation, finger components, axel adapters, and product carry cases.

Each party shall source and stock components and supplies for their respective portion of the product.

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CHANGES to the WORK:

Company and GRE may, by mutual written consent, make changes to the scope of Work.

2)	DEFINITIONS:
a)	Custom UNITS: MyoPro orders where Company is ordering a MyoPro fabricated to a specific mold and measurements.
b)	DEMO UNITS: products Company supplies for the purposes of demonstrating the product where it does not collect fees for the demo product. These units are not uniquely sized for a specific individual.
c)	T&E Kits: products Company supplies to its customers for non-custom fabrication where it bills their customer for the product.
d)

Product Development and Engineering Services:  Company enlists the services of GRE for the purpose of completing a defined project.  A separate scope of work document will be developed for each project defining items, but not limited to, details of the project, completion date, materials, testing and other technical specification of the project.

e)

Labor:  non-project related and consists of basic repairs or unique fabrication not involving the time of senior fabrication specialists.  Examples of labor include basic fabrication following existing instructions, and repairs to devices when a MyoPro is not in working order.

3)	BILLING

The “Work” shall be directly billed by GRE to Company at the following rate schedule:

CUSTOM UNITS

[***]

DEMO UNITS

[***]

T&E KITS

[***]

MARK UNITS

[***]

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PRODUCT DEVELOPMENT AND ENGINEERING SERVICES

[***]

ROUTINE LABOR, NON-PROJECTOR DEVELOPMENT RELATED

[***]

Other Fees

Shipping Charges:  GRE will use the Company’s shipping account for all MyoPro orders being shipped to The Company for validation.

There shall be no other charges applied unless agreed upon via a purchase order (PO) in writing by both Parties.

Price changes will reflect cost changes as product design and volumes change.

[***] If a payment is required to be made, Company will remit payment to GRE after the completion of its annual financial statement audit.  For recordkeeping purposes, Company will provide GRE with a quarterly report of all GRE and non-GRE orders fulfilled.  GRE will have [***] days to review and audit.

Payment Terms

The Company, upon acceptance of work, shall pay the GRE invoice net [***] days of receipt of invoice.  Late payments will be charged interest at a rate [***]% per month

4)	TIME OF COMPLETION:

Revenue Units to be performed under this Agreement shall be completed within [***]  business days from GRE’s receipt of the valid order.  If an order is received past 12:00pm, day 1 of [***] fabrication days begins the next business day.  A valid order is defined by a patient mold and order form that is within the tolerance set forth by Company’s valid order process.  This includes proper measurements, a completed order form, and intact anatomically correct mold captured in the proper anatomical position.  Business days are non-weekend and non-GRE holidays.  GRE shall work the necessary hours with sufficient facility and personnel to complete the Work in accordance with the Order as specified within that time frame.

At Company’s request and GRE’s availability, rapid response service, when available, may be offered to the Company.  An additional $[***] will be charged to Company.  The rapid response order will not be put into production without a $[***] amount added to the PO.  Rapid Response orders are defined by any order requested sooner than the [***] day in-house normal schedule.

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5)	QUALITY CONTROL:

GRE shall maintain compliance with requests by Company for 21 CFR part 820.  GRE shall maintain the following:

o	Accurate device history files;
o	Batch and inventory tracking
o	Well maintained SOP’s
o	Well maintained quality manual including CAPA’s;
o	Well maintained fabrication location accredited by the American Board for Certification’s (ABC) facility accreditation program;
o	Well trained personnel; and
o	Production and process control.

GRE shall maintain records and metrics of it quality control plan and report them to Company on a quarterly basis.

GRE agrees to complete an outgoing inspection form supplied by Company.  This inspection protocol is set forth by Company, and mutually agreed upon by GRE, and includes an incoming inspection of the kit.  See Exhibit C.

6)	DELIVERY TERMS (Title, Freight and Risk of Loss):

GRE will provide a tracking mechanism.  The risk of loss of the Kit shall remain with Company until the Kit is received by GRE.  Company shall bear risk of loss of the custom fabricated orthosis until it has been received when it is shipped to Company for product validation.  Title to the goods or materials shall pass at the time the shipment leaves GRE to the Company.  Freight and shipping charges shall be paid by Company for the finished device when the finished device is shipped to the Company for validation purpose.

7)	SERVICE/RETURNS:
a)

GRE shall ship completed orders for validation to Company.  Orders not passing the validation process at Company will be shipped back to GRE, and GRE shall pay the shipping costs for return to GRE and back again to Company.

b)

Any device that meets the O&P provider’s order specifications for the particular individual but does not work correctly or has malfunctioned after delivery shall be returned directly to Company.  Any device that does not meet the O&P provider’s order specifications for the particular individual but has fit or other specification issues shall be returned directly to GRE at GRE’s cost for shipping only if and when the order did not match the measurements and mold specified by the Myomo customer.  If the patient’s anatomical dimensions have changed, Company will pay all shipping charges.  Any device that meets the mold and measurement specification but is deemed ill-fitting by the Company’s customer will be returned to GRE at The Company expense.  GRE shall quote The Company a cost for such changes to the device that were not on the measurement form or mold.

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c)

GRE shall keep and maintain for its use and for Company such full and detailed accounts and records as shall be necessary in accordance with good, standard accounting practice, for the proper determination and settlement of the liabilities of Company and those of GRE under this Agreement.  The Company shall be afforded access to GRE’s books and records, and its correspondence, receipts and other business memoranda solely relating to this Agreement at all reasonable times during business hours, for auditing, inspection and copying.  GRE shall preserve all such records for that purpose for at least two (2) years after the Work has been completed and all costs and fees have been paid.  Company is restricted from any GRE records not pertaining to Myomo fabrication.

Such invoices shall contain and shall reference on each page, as appropriate, the following:  purchase order number, item number, unique invoice number, invoice date, payment terms, remit to, sold to, and ship to.  Invoices shall break out applicable component costs (price, freight, taxes, etc.).  GRE understands that its failure to follow invoicing requirements may result in delayed payments by Company or a termination of the contract.

8)	ACCEPTANCE/PERFORMANCE TESTING:
a)

Pre-shipment Trial:  Prior to shipment, GRE shall conduct a pre-shipment trial pursuant to the procedure agreed upon by the Parties set forth in the outgoing inspection.  The purpose of this inspection shall be primarily to identify any mechanical interference between machine members, improper adjustments made during assembly, and generally to determine that the device is in good working order and matching the validated BOM.  The Company shall have the option to observe this outgoing inspection and have access to associated records.  It is understood that all defects in materials and workmanship which may be identified as a result of the inspection shall be corrected by GRE prior to shipment of the Work unless specifically directed in writing by Company to the contrary.

The Company shall provide GRE with outgoing inspection forms and education in order for GRE to complete the inspection process.  Both parties must sign off on acceptable outgoing inspection criteria.

b)	Acceptance Test: Upon completion of the Work, GRE shall notify Company that the Work is ready as specified. GRE shall maintain accurate record keeping on the shared spreadsheet C-Fab Flow.
9)	ASSIGNMENT/SUBCONTRACTING:

GRE shall not assign this Agreement, or any right or obligation hereunder, without the express written approval of Company.  GRE may use subcontractors, suppliers, or consultants, but The Company retains the right to reject any subcontractor, supplier, or consultant selected by GRE.  GRE shall ensure that such subcontractor, consultant and supplier is bound to an agreement to protect Company’s confidential information consistent with the obligation imposed on GRE in this Agreement.  All paid in full

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MyoPro devices fabricated by GRE or its subcontractor shall belong to Company.  Notwithstanding the foregoing, GRE shall remain fully liable for the performance of this Agreement.  The Company may assign this Agreement without consent to a subsidiary controlled by Company, where control is defined as greater than 50% direct or indirect ownership of the subsidiary.

10)	QUALITY METRICS

GRE, as a requirement of this Agreement, shall maintain the following key delivery and quality metrics:

a)	Custom fabricated orders shall be completed within [***] business days of a complete order at a rate no worse than [***]% in each quarter;
b)	GRE shall maintain compliance with the Company validation process no worse than a [***]% passing rate;
c)	GRE shall maintain accurate device history files for each patient order in accordance to Company’s compliance program;
d)	GRE custom patient orders shall not produce returns for fit issues at a rate no less than [***]% of the time within [***] days of shipment to Company customer; [***].
e)	GRE shall resolve any CAPA events within [***] days;
f)

Meet specifications set forth by Ottobock and other distributors in its Agreements with Company providing that Company shall cause GRE to deliver Products within the same U.S. delivery [***] day in-house schedule from receipt of an order meeting all supplier order qualifications including, but not limited to an acceptable patient mold and valid completed order form, which must meet Company’s technical standards; and

g)

GRE agrees to the acceptance of payments schedule made by Ottobock set out on Exhibit A for the Services provided by Company or GRE on behalf of Company.  GRE will continue to bill Company for Ottobock fabrication services, and Company shall meet all payment terms set forth in this Agreement until or unless such agreement has been terminated or has expired.

11)	COMPLIANCE WITH APPLICABLE LAWS:

GRE shall furnish only goods, services and materials which comply with HIPAA and its amendments, 21 CFR Part 820 et al, all FDA requirements for FDA registration and other filings, as appropriate, at the time of the execution of this Agreement and during the Term, the Occupational Safety and Health Act and all local, state, and federal laws, codes, and regulations relating to safety, health, and environmental compliance.  In the event that GRE’s work does not comply with any such laws, codes, and regulations, GRE shall correct any such noncompliance at its sole expense and indemnify and hold Company harmless from any claims, costs, fines, penalties, expenses, liabilities, or losses on account of any such noncompliance.

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GRE shall be responsible to report any known adverse events to the FDA after first notifying Company in writing within seventy-two (72) hours before reporting the event to allow Company to conduct its own investigation and device testing.

12)	CONFIDENTIAL INFORMATION:

All information related to Company, including but not limited to, the Agreement terms, Company’s databases of individuals and employees, and other information and data provided to GRE by Company is proprietary to Company and shall be protected in accordance with the confidentiality and non-use limitation imposed elsewhere in these terms and conditions.  Specific adherence to the Massachusetts Data Security Act and the implicated provisions of HIPAA and HITECH amendments shall apply hereto.

Any information including intellectual property, and materials relating to the business of Company or the device or Work shall be treated as confidential in that:  (1) it is to be used solely in connection with work to be performed by GRE for Company, (2) it is not to be published or disclosed to any third party, and (3) if the information is in tangible form, it shall be returned to Company upon request or when GRE’s need for it in connection with the performance of its obligations under this Agreement terminates.  GRE shall indemnify Company for all damages (including but not limited to attorneys’ fees) incurred by Company resulting from GRE’s failure to adhere to these terms.

These foregoing requirements shall not apply, however, to any information which is, or subsequently may become through no fault of GRE, within the knowledge of the general public, or which may be known to GRE at the time of receipt from Company, or may subsequently be rightfully obtained from a third party.

13)	CONFLICT of TERMS:

The terms and conditions of Company stated in this Agreement shall govern in the event of any conflict with any terms proposed by GRE.  These terms and conditions are not subject to change by reason of any written or oral statements by GRE or by any terms stated in any release, order, order acknowledgment, invoice, or other documentation unless signed by an authorized representative of both Parties and reflecting an intention to amend or modify a particular provision of this Agreement (with reference being made to such provision).

14)	DELIVERY CONTINGENCIES:
a)

Option to Delay Delivery:  The Company shall have the right, at no additional charge, to postpone the delivery of the Work, or any of its components, for a maximum period of [***] calendar days at its discretion.  If the Work gets cancelled, Company will be responsible for all charges of the Work that had been completed up to the stoppage date.

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b)

Delivery Delays - Reparable:  If shipment of the Work is delayed after the Delivery Date due to Company’s delay (excluding a Force Majeure), Company shall have the option to expedite the shipment of the Work by employing a premium transportation mode such as, but not limited to, exclusive-use van or air freight.  The Company shall bear such premium costs should it elect to use such premium transportation mode in an effort to recover the time lost due to GRE’s late shipment.  Furthermore, GRE shall use its best efforts to assist Company in the routing or rerouting of the shipment.

c)

Delivery Delays - Irreparable:  If shipment of the Work is delayed in excess of [***] calendar days after the Delivery Date for any reason (excluding a Force Majeure), Company may, without prejudice to any other remedy, declare GRE in default and terminate this Agreement in whole or in part.  Should Company elect to excuse the delay, it shall do so by an instrument that shall include the adjourned date of delivery.

d)

Delivery Notice:  On the day of actual shipment, GRE shall confirm shipment by posting on the shared shipping log, facsimile, or email notification that shall be in an agreed upon format.  GRE shall maintain the shared spreadsheet C-Fab Flow.

e)

Packaging and Shipping:  GRE shall package and ship the Work in a manner consistent with general industry practice to minimize any deterioration in transit.  Should it be necessary to ship the Work in a disassembled state, GRE shall ship the Work in the largest possible units consistent with expedient shipment.

15)	EQUAL EMPLOYMENT/AFFIRMATIVE ACTION:

GRE shall comply with all applicable federal, state, or local laws, rules, or regulations, including but not limited to the following, which are incorporated by reference:  Equal Opportunity Laws; Affirmative Action Laws of Disabled Veterans and Veterans of the Vietnam Era; Affirmative Action Laws for Handicapped Workers; and the Certification of Non-segregated Facilities Laws.  GRE also certifies, if applicable, that it has developed a written affirmative action compliance program.  In addition, GRE shall comply with all applicable federal laws and regulations regarding the utilization of small business concerns and/or small disadvantaged business concerns, including, if applicable, any subcontracting plans thereunder.

16)	EXPORT COMPLIANCE:

GRE will not export or re-export any information furnished by Company in connection with this Agreement unless it complies fully with all regulations of the United States relating to such export or re-export.  All information received from Company shall be handled in strict accordance with the U.S. export administration regulations, and GRE agrees to comply, and do all things necessary to cause its subcontractors to comply, with all applicable federal, state, and local laws including (but not limited to) the Regulations of the U.S. Department of Commerce relating to the Export of Technical Data, insofar as they relate to activities to be performed under this Agreement.  GRE further represents and warrants that it will not permit any Foreign Nationals, as employees of GRE or any

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subcontractor, to perform work at any of its facility in connection with this Agreement without first notifying Company in writing of such Foreign Nationals and receiving Company’s written consent.  For purposes of this Agreement, Foreign Nationals shall include any individuals who are neither citizens of the United States nor permanent residents (green card holders) of the United States.  In addition to the above, any diversion contrary to U.S. law is prohibited.

17)	FAIR LABOR STANDARDS:

GRE certifies that the production of the goods, materials, and/or the performance of the services covered by this Agreement have complied with all applicable requirements of Sections 6, 7, and 12 of the Fair Labor Standards Act, as amended, and regulations and orders of the United States Department of Labor issued under Section 14 thereof.

18)	FORCE MAJEURE:

Neither party shall be held responsible for the failure or delay in performance hereunder where such failure or delay is due to any act of God, the public enemy or war, compliance with laws, governmental acts or regulations, fire, flood, epidemic, accident, unusually severe weather, or other causes substantially similar to the foregoing beyond their reasonable control.  Any party whose performance is affected by such Force Majeure shall promptly give notice to the other party of the occurrence or circumstance upon which it intends to rely to excuse its performance.  If the circumstances of Force Majeure affecting either party’s performance hereunder delays performance for more than [***] calendar days, then the other party may terminate this Agreement upon [***] calendar days advance written notice.  Failure of subcontractors, labor disputes, or inability to obtain material shall not be considered as a Force Majeure delay.  In no event shall a failure or delay in performance attributable to the computer system and/or software related malfunction be excusable under this paragraph or any other paragraph of this Agreement.

19)	INDEMNIFICATION:

GRE shall indemnify, defend and hold harmless Company and each of Company’s subsidiaries and affiliates, and their respective customers, employees, officers, directors, successors and assigns, from and against any claims, including Company’s claims and claims of third parties, for costs, losses, damages, penalties, fines, judgments, liabilities, or expenses (including attorney’s fees) that arise from or are attributable to (a) injuries or death to persons or damage to property, caused or alleged to have been caused by the negligent act or omission of GRE, or by any employee or subcontractor of GRE, or (b) assertions under Worker’s Compensation or similar acts made by persons furnished by GRE, or (c) a breach by GRE or any of its employees or subcontractors of any provision of this Agreement.  The Company shall indemnify, defend and hold harmless GRE and each of GRE’s subsidiaries and affiliates, and their respective customers, employees, officers, directors, successors and assigns, from and against any claims, including GRE’s claims and claims of third parties, for costs, losses, damages, penalties,

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fines, judgments, liabilities, or expenses (including attorney’s fees) that arise from or are attributable to (a) injuries or death to persons or damage to property, caused or alleged to have been caused by the negligent act or omission of Company, or by any employee or subcontractor of Company, or (b) a material breach by Company or any of its employees or subcontractors of any provision of this Agreement.

20)	INVENTORY CONTROL:

GRE shall be responsible for lost or damage to the Kit after receipt.  Damage is defined as any trauma or incident damaging the kit, but does not include inherent of defective parts in the kit.  GRE shall have [***] hours from receipt to notify Company in writing of visual damage to the Kit.  GRE will have [***] hours to notify Company when a non-working kit is discovered during assembly.  GRE shall set up an inventory control process acceptable to Company.  During the course of the Work, Company is also entitled to inspect the Work at GRE’s or its supplier’s facility at any reasonable time with adequate notice.

At Company’s option, any delivered non-conforming Work that does not match the mold or measurement form to an O&P practice shall be:

a)	Returned to GRE, freight collect, invoices shall be rejected, and previously paid money shall be refunded.
b)

Repaired or made useable.  If Company elects to take this action, Company shall be entitled to the direct and incidental costs incurred in remedying the non-conformance.  GRE’s action to effect cure of any non-conformance shall be without prejudice but shall not relieve GRE of any of its obligations under this Agreement or under the Uniform Commercial Code.

GRE will document a physical inventory, at least four times per year on a quarterly basis (as of March 31st, June 30th, September 30th and December 31st).  GRE will issue the results of the inventory count on the shared inventory tab on C-Fab Flow including inventory on hand, no later than 3 business days from the end of the quarter.  GRE will work with Company finance and operations staff to resolve any inventory discrepancies as they arise and in a timely manner.

21)	OWNERSHIP OF WORK PRODUCT/COPYRIGHT:
a)

All work product including but not limited to computer files, concepts, designs, discoveries, drawings, inventions, models, plans, programming, schedules, specifications, technical documentation, software, or source code, adaptations or improvements (“Work Product”) produced in connection with the performance of GRE’s obligations under this Agreement are available for sale to the Company whether the Work is executed or not.

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b)

For new development projects for which GRE is hired on a fee-for-service agreement, ownership of such work product including any patentable or copyrightable discoveries based on any contract research and development work shall be owned by Myomo and may be considered for licensing to GRE on a case by case basis.  GRE shall promptly advise Company of all reasonably available technological advances which are known or become known to GRE over the course of performance of its obligation under this Agreement which may result in the Work having added value to Company.  Such technological improvements include, but are not limited to, the following:  design, maintainability, material, performance, and useful life.  GRE may have the right of first refusal to negotiate for ownership any improvements or adaptations with Company.

22)	PROMOTION LIMITATION/DISCLOSURE:

GRE and Company shall announce to all O&P practices of the C-Fabrication relationship on the websites of their respective organizations.  GRE shall add such information as agreed upon by the Parties on the Web, in marketing and other written or electronic communications and on its invoices.  The Company will add such information to its existing MyoPro partner resource folder.  Any other use of Company’s name by GRE in any other promotional material, including without limitation advertisements or press releases must be made with advance written authorization from Company.

23)	NON-SOLICITATION OF EMPLOYEES.

Each Party acknowledges that neither Party will directly or indirectly hire or employ any members of either Parties’ current staffs for a period of [***] years unless agreed to writing.  It is understood by both Parties that individuals involved may respond to general advertisements to employment openings at each Party and that this is not a breach of the Agreement.

24)	TERM AND TERMINATION:

This Agreement shall be non-exclusive to both Parties and shall remain in effect for two (2) years (“Term”), renewable by mutual written agreement of the Parties within ninety (90) days before the date of expiration.  The Parties agree to review the terms of this Agreement at the one (1) year anniversary to allow for reasonable modifications.

Should GRE (A) cease conducting business in the normal course, (B) become insolvent, (C) make a general assignment for the benefit of creditors, (D) suffer or permit the appointment of a receiver of its business or assets, (E) avail itself of or becomes subject to any proceeding under any bankruptcy act (domestic or foreign), any state relating to insolvency or the protection of the rights of creditors, (F) withdraw or cease to support any product integral to the Work, or (G) breach any provision of this Agreement, after an opportunity for receive written notice within [***] business days and have a right to cure the alleged defect within [***] business days from the date of the notice of breach, (H) repeatedly provide Work of poor quality or unreasonable rework, Company may,

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without prejudice to any other available remedy, terminate this Agreement in whole or in part.  In the event of such termination, Company shall have the right to take possession of the Work, all documentation relating to Work Product, and all materials with the right to their continued use, and Company may then finish the Work by any reasonable means Company deems necessary.

In the event of termination, GRE shall be compensated solely for Work performed, satisfactorily and substantially, along with reimbursable expenses incurred prior to termination.  Expenses that are directly attributable to termination, but are incurred after termination shall be paid only if agreed to before such expenses are incurred.  No expense or compensation, however, shall include anticipated profit or overhead charges.

25)	STOCKING INVENTORY AT GRE:

The Company shall provide GRE a quarterly quota of inventory for all brace parts.  GRE shall stock inventory to match Company’s count.  At the end of December 31st, Company shall pay GRE for the total cost of any non-usable inventory that was stocked at GRE at the request of Company; payment due 30 days from December 31st.  GRE shall provide count of all pails by December 31st.  Company, at its own expense, can have unused inventory shipped to Company.

26)	THIRD PARTIES:

This Agreement is intended solely for the benefit of the Parties hereto.  Nothing herein is to be construed to create any duty or standard of care to any person not a party to this Agreement.

27)	INSURANCE:
a)

General.  GRE shall maintain insurance as described below during the Term.  Evidence of insurance shall be provided to Company on certificate(s) of insurance before any Work is performed (each, a “Certificate of Insurance”).

b)

Commercial General Liability.  GRE shall have Commercial General Liability insurance which includes products/completed operations liability, contractual liability, personal injury liability and broad form property damage coverage with limits of at least $[***] per occurrence combined single limit.  Certificates of Insurance shall stipulate:  “Myomo, Inc. has been made an additional insured under this policy with respect to all products, operations or services provided or performed under contract or purchase order.”

c)

Statutory Workers’ Compensation and Employer’s Liability.  Certificate of Insurance must evidence coverage in the state in which the work is being performed and must evidence a limit of liability for Employers Liability (Coverage B) of not less than $[***] per accident.

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d)	Primary. Insurance evidenced above shall be primary and not entitled to contribution from any insurance maintained by Company, Inc. or any of its subsidiaries.
e)

Cancellation.  The Certificate of Insurance shall state that the above policies shall not be canceled, nor reduced in coverage, until after thirty (30) days written notice of such cancellation or reduction shall have been mailed to the Certificate Holder.

f)

Subcontractors.  In the event GRE employs any subcontractor, it shall require that each subcontractor carry the same coverages in the same limits as set out in this Agreement, and other coverages as GRE or Company deems appropriate.

g)

Failure to Comply.  Neither failure of GRE to comply with any or all of the insurance provisions of this Agreement, nor the failure to secure endorsements on the policies as may be necessary to carry out the terms and provisions of this Agreement, shall be construed to limit or relieve GRE from any of its obligations under this Agreement, including any indemnification provisions.

28)	WARRANTY:

GRE warrants that all goods and services sold hereunder or pursuant hereto will be free of any claim of any nature and by any third person and that GRE will convey clear title thereto to the O&P Provider’s order specifications.

GRE warrants and represents that all goods and services sold hereunder or pursuant hereto will be of merchantable quality, free from all defects in design, workmanship and material, and will be fit for the particular purpose for which they are being purchased, and that the device(s) are provided in strict accordance with the specifications, samples, drawings, designs, or other requirements (including performance specifications) provided by the order from the certified O&P Practice.

Any services performed by GRE or its personnel, agents, representatives, or subcontractors in the fulfillment of the Work contemplated by this Agreement shall be performed in a diligent and workmanlike manner by properly trained personnel knowledgeable in the scope of the Work performed by them.

Any attempt by GRE to limit, disclaim, or restrict any such warranties or any remedies of Company, by acknowledgment or otherwise, in accepting or performing the Work, shall be null, void, and ineffective.

The initial warranty period of fabricated device shipped under this Agreement shall be [***] on soft-goods and [***] on rigid brace components from the date of delivery to the Myomo customer or such other longer period as implied by applicable state law.

The initial warranty period of the Kit brace shipped under this Agreement shall be [***] from the date of delivery to GRE and [***] for the straps or such other longer period as implied by applicable state law.

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Neither acceptance of nor payment for any goods sold hereunder shall release GRE or Company from liability arising pursuant to this warranty.

The Company shall have the right to approve all warranties received by GRE from suppliers and subcontractors engaged by GRE to enable it to fulfill its obligations under the Agreement.  Such warranties shall be made directly to Company or, alternatively, shall be deemed to have been assigned by GRE hereby.  GRE however, shall enforce such warranties if occasion arises.

If the makers of the warranties fail to fulfill their warranty obligations, any costs incurred by Company in connection therewith shall be at the expense of GRE.

In the event that any goods sold hereunder fail to conform to the above warranty, GRE shall without delay repair, replace, or modify such defective goods, or alternatively, credit the O&P practice as necessary for any money paid for the defective Work.  The choice of remedy shall be solely at the discretion of Company.

The Company may affect (either itself or by engaging a third party) repair of any and all defects in any goods delivered by Company hereunder.  In the event that Company elects to take this action it shall be entitled to the direct and incidental costs incurred in remedying the defect.

Pricing for warranty changes is set for the in Exhibit B.

29)	WARRANTY, INTELLECTUAL PROPERTY:

The Company warrants that all goods, services, and materials sold or delivered to GRE shall not infringe any third-party copyright, patent, trade secret, trade name, service mark or otherwise infringe any third party intellectual property right.  The Company shall indemnify GRE against any costs (including reasonable attorney’s fees and costs of settlement), liabilities, or judgments arising from any claim of copyright, patent, trade secret, trade name, service mark infringement or violation of any third party intellectual property right.

30)	CHOICE of LAW and FORUM:

This Agreement shall be governed by, interpreted and construed, and performance hereunder shall be determined in accordance with the law of the State of Delaware, without regard to its conflicts of law principles.  In the event of disputes, controversies, or claims arising out of or relating to this Agreement, both parties agree to seek submit to mediation or arbitration via the American Arbitration Association where the Parties will each pay ½ of the fees and costs of the proceeding prior to commencing any litigation.  The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically disclaimed and excluded and will not apply to or govern this Agreement.

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31)	HEADINGS:

The clause and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any of its provisions.

32)	ENTIRE AGREEMENT and CHANGE ORDERS:

This Agreement constitutes the entire agreement between Company and GRE with respect to the Work, and supersedes all prior and contemporaneous negotiations, agreements, representations, understandings, and commitments.  No change, modification, or extension of this Agreement shall be effective unless it is made in writing, makes specific reference to this Agreement and the provision to be amended, and is signed by duly authorized representatives of The Company and GRE.

33)	COUNTERPARTS:

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of signatures to this Agreement by facsimile transmission or in PDF document format exchanged via electronic mail shall be legally binding and effective for all purposes, including evidentiary purposes.

34)	NOTICES:

All notices delivered or demands given by Company or GRE under this Agreement shall be delivered in person, forwarded by U.S. Mail (postage prepaid), or transmitted via facsimile, properly addressed to the respective parties as follows:

If to Company:

Paul Gudonis
c/o Myomo, Inc.
One Broadway, 14th Floor
Cambridge, MA 02142
Phone:  617-996-9058
Email:  Paul@myomo.com

If to GRE:

Vince Baroni
c/o GRE, Inc.
13376 Ravenna Rd
Chardon, Oh 44024
Phone:  440-285-5785
Email:  VBaroni@greop.com

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35)	SEVERABILITY:

If any provision of this Agreement is determined by a court to be invalid, the remainder of this Agreement shall remain in full force and effect.

36)	SURVIVAL:

The representations, covenants, and warranties that by their terms extend beyond the completion of the Work or the termination or expiration of this Agreement shall survive the delivery of the Work, payments, or termination or expiration of the Agreement for any reason whatsoever, for the duration contemplated by such representations, covenants, and warranties.

37)	INDEPENDENT CONTRACTOR:

For purposes of this Agreement, GRE is an independent contractor and nothing in this Agreement creates, or will be construed to create, any agency, partnership, joint venture or other form of joint enterprise between GRE and the Company.  GRE represents that Jon Naft has no direct or indirect responsibility for the management of the C-Fab operations and does not influence any management or fabrication decisions at GRE as of the date of this Agreement.

38)	WAIVERS:

Neither party will be deemed to have waived the exercise of any right that it holds under this Agreement or at law unless such waiver is expressly made in writing.  Failure of a party at any time, and for any length of time, to require performance by the other party of any obligation under this Agreement shall in no event affect the right to require performance of that obligation or the right to claim remedies for breach under the Agreement or at law.  A waiver by a party of any breach of any provision of this Agreement, unless otherwise expressly stated in writing, is not to be construed as a waiver of any continuing or succeeding breach of such provision, a waiver or modification of the provision itself, or a waiver or modification of any right under this Agreement or at law.

39)	REGULATION FD.

Recipient hereby acknowledges that it is aware, and that it will advise its Representatives who receive any Confidential Information, that the securities laws of the United States prohibit any person who has material, non-public information concerning the Company from purchasing or selling securities in reliance upon such information or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities in reliance upon such information.

[SIGNATURE PAGES TO FOLLOW]

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GRE and Company have executed this Agreement by their respective duly authorized representatives as of the date first written above.

Myomo, Inc.		Geauga Rehabilitation Engineering, Inc.
By:	/s/ Paul R. Gudonis	By:	/s/ Vince Baroni
Printed:	Paul R. Gudonis	Printed:	Vince Baroni
Title:	CEO	Title:	Clinical Director

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EXHIBIT A

Warranty Charges

[***]

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EXHIBIT B

Price List

Item
Fabrication, MyoPro
[***]
Neoprene items:
[***]
Velcro items:
[***]
Harness
[***]
Upper and Lower Brace Sections
[***]
MAW and Wrist Parts
[***]
Modular
[***]

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EXHIBIT C

INSPECTION FORM

The following pages contain PN 25714 Rev 3, the current revision at the time of this contract.  Updates to this document will be made when deemed necessary to ensure quality product and to reflect design or manufacturing changes.  Such changes will be communicated to GRE when completed.

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